UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 3, 2010

Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     As further discussed in Item 8.01, below, on February 3, 2010, Cardiac Science Corporation (the “Company”) issued a press release regarding a voluntary recall action, including an expected charge of between $2.0 million and $3.0 million to be incurred in the fourth quarter of 2009, reflecting its current estimate of the costs associated with the action.
Item 8.01 Other Events.
     On February 3, 2010, the Company issued a press release announcing that it is initiating a worldwide voluntary recall after determining that approximately 12,200 automated external defibrillators (AEDs) may not be able to deliver therapy during a resuscitation attempt, which may lead to serious adverse events or death. These AEDs were manufactured in a way that makes them potentially susceptible to failure under certain conditions. The FDA has been informed of this situation.
     A copy of the press release has been attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits..
(a) Exhibits
     Exhibit 99.1 is deemed filed, and not furnished, for purposes of the Securities Exchange Act of 1934.

99.1	Press release of Cardiac Science Corporation dated February 3, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ Michael K. Matysik
Michael K. Matysik
Senior Vice President and Chief Financial Officer

Dated: February 4, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Cardiac Science Corporation dated February 3, 2010.